Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Eric E. Stickels, President and Chief Operating Officer, and Deresa F. Durkee, Senior Vice President and Chief Financial Officer of Oneida Financial Corp. (the “Company”), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 and that to the best of his/her knowledge:

(1)         the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)         the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 25, 2015	/s/ Eric E. Stickels
Date	President and Chief Operating Officer

March 25, 2015	/s/ Deresa F. Durkee
Date	Senior Vice President and Chief Financial Officer